Exhibit 23









               Consent of Independent Certified Public Accountants


     We have issued our reports dated September 22, 1995 (except Note G, as to which the date is October 18, 1995), accompanying the consolidated financial statements and schedules incorporated by reference or included in the Annual Report of Valley Resources, Inc. and subsidiaries on Form 10-K for the year ended August 31, 1995. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Valley Resources, Inc. and subsidiaries on Form S-3 (File No. 33-32837); Form S-8/S-3 (File No. 33-20770); Form S-8/S-3 (File No. 33-33574) and Form S-8 (File No. 33-33575).


                                                             GRANT THORNTON LLP





Boston, Massachusetts
November 27, 1995